Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Triple Flag Precious Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(1)	$2,000,000,000	0.00014760	$295,200
Fees to Be paid	Equity	Secondary Offering of Common Shares	457(a)	133,815,727 (2)	$17.21 (3)	$2,302,968,661.67	0.00014760	$339,918.17
	Total Offering Amounts					$4,302,968,661.67		$635,118.17
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$92,700
	Net Fee Due							$542,418.17

(1)	There are being registered hereunder such indeterminate number of securities of the registrant in primary offerings and by selling securityholders in secondary offerings from time to time at indeterminate prices with the maximum aggregate public offering price not to exceed US$2,000,000,000. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. Any securities registered hereunder may be sold separately or as units with any other securities registered for primary offerings hereunder. The securities registered hereunder also include such indeterminate number of common shares, preferred shares, and warrants as may be issued upon the conversion of or exchange for preferred shares, subscription receipts or debt securities that provide for conversion or exchange; upon the exercise of warrants; or pursuant to the anti-dilution provisions of any such securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the common shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant and/or the selling securityholders, as applicable, in connection with the sale of the securities under this registration statement.

(2)	Consists of the resale from time to time by selling securityholders named in any applicable prospectus supplement of up to 133,815,727 common shares of the registrant in secondary offerings.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average high and low prices of the common shares on the New York Stock Exchange on May 23, 2024, of $17.43 and $16.99.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Triple Flag Precious Metals Corp.	F-10	333-266940	August 17, 2022		$92,700	Unallocated (Universal) Shelf	(1)	(1)	$1,000,000,000
Fee Offset Sources	Triple Flag Precious Metals Corp.	F-10	333-266940		August 17, 2022						$92,700 (1)

(1)	The registrant previously filed a registration statement on Form F-10 (File No. 333-266940), initially filed on August 17, 2022 and declared effective on August 24, 2022 (the “Prior Registration Statement”), which registered an indeterminate number of securities of the registrant in primary offerings and by selling securityholders in secondary offerings from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed US$1,000,000,000. The Prior Registration Statement was not fully used, resulting in $1,000,000,000 as the unsold aggregate offering amount. This unused amount represents 100% of the $92,700 of the registration fees on the Prior Registration Statement and results in a fee offset of $92,700. The registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.